FORM 8-KA


		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549


			      CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   March 20, 1996



			   COMDIAL CORPORATION

	(Exact name of registrant as specified in its charter)


      DELAWARE                0-9023               94-2443673

 (State or other            (Commission            (IRS Employer
 jurisdiction of            File Number)        Identification No.)
  incorporation)


	   P.O. BOX 7266
	1180 SEMINOLE TRAIL
     CHARLOTTESVILLE, VIRGINIA                       22906-7266

 (Address of principal executive                     (Zip Code)
	     offices)

 Registrant's telephone number, including area code:  (804) 978-2200

     Registrant hereby files this Current Report on Form 8-KA to amend Items 2 and 7 of the Current Report on Form 8-K filed March 25, 1996 to read, in their entirety, as follows:


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

   KEY VOICE TECHNOLOGIES, INC.

On March 5, 1996, Comdial Corporation (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Nick Branica and Eoin Heaney (collectively the " Key Voice Technologies, Inc. ("KVT") Stockholders") pursuant to which the Company purchased from the KVT Stockholders all the issued and outstanding capital stock of KVT. KVT, headquartered in Sarasota, Florida, develops and sells voice mail software and related products for business applications. The closing occurred on March 20, 1996. The consideration paid to the KVT Stockholders was determined pursuant to arms-length negotiations and consisted of (i) $8,528,194 in cash, (ii) a secured subordinated promissory note in the face amount of $7,000,000, payable in five equal annual installments of principal (plus accrued interest) over a five-year period (the "KVT Note"), and (iii) 243,097 shares of the common stock, par value $0.01 per share, of the Company ("Company Common Stock"). The KVT Note is secured by a lien and security interest granted to the KVT Stockholders in certain software and related intellectual property rights of KVT. The cash portion of the purchase price is subject to adjustment based on the change in the balance of certain balance sheet accounts of KVT between February 29, 1996 and March 20, 1996 (such adjustment to be determined by June 30, 1996).

In addition to the foregoing, the Company agreed to issue to the KVT Stockholders up to 216,088 additional shares of Company Common Stock over three years (the "Contingent Shares"). The total and annual numbers of the Contingent Shares issuable to the KVT Stockholders is dependent upon KVT's meeting certain post-acquisition annual or cumulative sales targets. Under the terms of the Purchase Agreement, the Company may elect, in its discretion, to pay the KVT Stockholders cash in lieu of the total or annual Contingent Shares in an amount equal to the market price of the Contingent Shares at the time that such shares are due to be issued.

Funds for the cash portion of the purchase price were provided by Fleet Capital Corporation, the Company's principal lender ("Fleet Capital"), under the terms of a Loan and Security Agreement among the Company, its subsidiaries and Fleet Capital dated as of February 1, 1994, as amended and restated by Consolidated Amendment No. 1 dated as of March 13, 1996 (the "Loan Agreement"). The indebtedness represented by the KVT Note and the payment of principal and interest thereon is subordinated to any indebtedness of the Company for money borrowed from Fleet Capital.

The description of the transactions contemplated by the Purchase
Agreement is qualified entirely by reference to the Purchase Agreement by and among the Company and the KVT Stockholders which is incorporated herein by reference.


   AURORA SYSTEMS, INC.

On February 14, 1996, the Company, Aurora Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), Aurora Systems, Inc., a Delaware corporation ("Aurora"), Paul M. Gasparro ("Gasparro") and Maryann P. Walsh ("Walsh") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Sub merged with and into Aurora and Aurora became a wholly-owned subsidiary of the Company (the "Merger"). Aurora, headquartered in Acton, Massachusetts, develops, markets, and supports off-the-shelf software products for the computer-telephone integration market. The effective date of the Merger was March 20, 1996.

The aggregate consideration paid pursuant to the Merger Agreement to the holders of the outstanding capital stock of Aurora was determined pursuant to arms-length negotiations and consisted of (i) $1,556,116 in
cash and (ii) 147,791 shares of Company Common Stock.   In addition to
the foregoing, the Company paid approximately $345,232 to retire certain existing indebtedness of Aurora. Funds for the cash portion of the purchase price and debt retirement were provided by Fleet Capital under the terms of the Loan Agreement.

The description of the transactions contemplated by the Merger Agreement is qualified entirely by reference to the Merger Agreement by and among the Company, Sub, Aurora, Gasparro and Walsh which is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

   (a)   Financial Statements of businesses acquired.

			   AURORA SYSTEMS, INC.

Audited Annual Financial Statements as of September 30, 1995 and for the year then ended.

			    TABLE OF CONTENTS

								    Page

INDEPENDENT AUDITORS' REPORT                                          4

FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 1995:

   Balance Sheet                                                      5

   Statement of Operations                                            6

   Statement of Stockholders' Equity                                  6

   Statement of Cash Flows                                            7

   Notes to Financial Statements                                      8



INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Aurora Systems, Inc.
Acton, Massachusetts

We have audited the accompanying balance sheet of Aurora Systems, Inc. as of September 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion. In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Richmond, Virginia
April 30, 1996



			  AURORA SYSTEMS, INC.
			     BALANCE SHEET
			   SEPTEMBER 30, 1995
ASSETS

Current Assets:
   Cash                                                     $5,959
   Accounts receivable                                     257,440
     Total current assets                                  263,399

Property - Net                                             115,458
Other assets                                                 5,799

  Total assets                                            $384,656

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $102,919
  Accrued compensation                                     120,220
  Current maturities of long-term debt                     116,215
  Other accrued liabilities                                  6,066
    Total current liabilities                              345,420

Long-term debt                                              73,381
    Total liabilities                                      418,801

STOCKHOLDERS' EQUITY:
  Preferred stock ( $ 0.01 par value)
    212,176 shares authorized, issued and outstanding        2,122
  Common stock, ( $ 0.01 par value)
    2,000,000 shares authorized; 955,914 shares issued
    and outstanding                                          9,559
  Additional paid in capital                               768,694
Retained deficit                                          (814,520)
  Total stockholders' equity                               (34,145)

Total liabilities and stockholders' equity                $384,656

		     See notes to financial statements.


			   AURORA SYSTEMS, INC.
			  STATEMENT OF OPERATIONS
		       YEAR ENDED SEPTEMBER 30, 1995

Net sales                                               $1,295,217

Operating expenses:
  Research and development                                 519,198
  Selling and marketing                                    662,838
  General and Administrative                               650,024
    Total operating expenses                             1,832,060

Operating loss                                            (536,843)

Other Income (expense):
  Interest expense                                          (8,917)
  Interest income                                            3,481
    Total other income (expense)                            (5,436)

Loss before income taxes                                  (542,279)
Income tax expense                                          62,456

Net loss                                                 $(604,735)


		   See notes to financial statements.

				AURORA SYSTEMS, INC.
			 STATEMENT OF STOCKHOLDERS' EQUITY
			   YEAR ENDED SEPTEMBER 30, 1995

			   Preferred  Common  Paid-In  Retained
			     Stock    Stock   Capital  Deficit   Total

BALANCE AT
  SEPTEMBER 30, 1994          $-   $9,559  $311,110 $(209,785) $110,884
  Proceeds from sale of
    preferred stock         2,122      -    497,878        -    500,000
  Stock offering costs         -       -    (40,294)       -    (40,294)
  Net loss                     -       -         -   (604,735) (604,735)

BALANCE AT
  SEPTEMBER 30, 1995       $2,122  $9,559  $768,694 $(814,520) $(34,145)


See notes to financial statements.



			      AURORA SYSTEMS, INC.
			     STATEMENT OF CASH FLOWS
			  YEAR ENDED SEPTEMBER 30, 1995

OPERATING ACTIVITIES:
Net loss                                                   $(604,735)

Adjustments to reconcile net loss to net cash
  used by operating activities:
  Depreciation                                                32,530
  Deferred income taxes                                       62,000
  Other noncurrent assets                                     (2,678)

Change in current assets and liabilities:
  Accounts receivable                                       (228,272)
  Other current assets                                         7,872
  Accounts payable                                            67,910
  Accrued compensation                                        41,771
  Other current liabilities                                     (654)

    Net cash used by operating activities                   (624,256)

INVESTING ACTIVATES:
  Purchase of property, plant and equipment                  (64,424)

FINANCING ACTIVITIES:
  Proceeds from borrowings                                   150,000
  Net proceeds from issuance of preferred stock              459,706
  Principal payments under capital lease obligations         (11,355)

    Net cash provided by financing activities                598,351

NET DECREASE IN CASH                                         (90,329)

CASH, BEGINNING OF PERIOD                                     96,288

CASH, END OF PERIOD                                           $5,959


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                      $8,918
  Cash paid for taxes                                           $390

		    See notes to financial statements.



			    AURORA SYSTEMS, INC.
			NOTES TO FINANCIAL STATEMENTS
			YEAR ENDED SEPTEMBER 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business - Aurora Systems, Inc. is a United States based software developer of off-the-shelf Computer-Telephone Integration (CTI) products. These products enable call centers and knowledge workers to significantly increase their productivity and enhance their customer relations. Customers include telephone and cellular companies, financial institutions, telemarketing companies, and operation service providers.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The accounts receivable of the Company is represented by three customers, with one customer representing approximately 99%.

Accounting Estimates - The preparation of financial statements in conformity with Generally Accepted Accounting Principles ("GAAP") requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses; and the disclosure of contingent assets and liabilities at September 30, 1995. Actual results could differ from those estimates.

Accounts Receivable - The Company accounts for uncollectible accounts receivable under the allowance method. No allowance for doubtful accounts existed at September 30, 1995, as the entire balance of accounts receivable was subsequently collected.

Property - Property is being depreciated on the straight-line basis over the estimated useful lives of 3 years for software, and 5 years for office furniture and machinery and equipment.

Software Development Costs - All production start-up, research and development, and engineering costs are charged to expense as incurred. The Company believes software development costs incurred during the period between technological feasibility and general release are not significant. Accordingly, these costs have not been capitalized.

Income Taxes - The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for income taxes. Under SFAS No. 109, the deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when the differences reverse. Deferred tax expense is the result of changes in the liability for deferred taxes. The measurement of deferred tax assets is reduced by the amount of any tax benefits where, based on available evidence, the likelihood of realization can be established. The Company has incurred prior cumulative operating losses through 1995 for financial statement and tax reporting purposes. Tax credits will be utilized to reduce future income tax expense and payments.

Revenue Recognition - The Company recognizes revenue from product sales upon shipment to the customer. The Company also licenses products to Original Equipment Manufacturers (OEMs) and recognizes royalties as specified in the license agreement upon shipment of product by the OEM.
Fair Value - The carrying value of the Company's long-term debt, which primarily consist of variable rate borrowings, approximates fair value at September 30, 1995. The carrying amount of all other assets and liabilities as reported on the balance sheet at September 30, 1995, which qualify as financial instruments, approximates fair value.
Stock Based Compensation - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." This standard established a fair value method for accounting for stock based compensation plans either through recognition or disclosure. Management intends to adopt this standard in 1996 by disclosing pro forma net income and earnings per share amounts assuming the fair value method was adopted on October 1, 1995. The adoption of this standard will not impact the Company's results of operations, financial position or cash flows.
2.  PROPERTY

Property consists of the following as of September 30, 1995:

	Machinery and equipment                             $145,894
	Software                                              15,729
	Office furniture                                       6,227
	Less accumulated depreciation                        (52,392)
	  Property - net                                    $115,458

Depreciation expense charged to operations for the year was $32,530.

3.  LEASE OBLIGATIONS

The Company has various capital and operating lease obligations.
Future minimum lease commitments for capitalized leases and aggregate minimum rental commitments under an operating lease agreement that have initial non-cancelable lease terms in excess of one year are as follows:



     Year Ending                                  Capital    Operating
     September 30,                                 Leases      Leases

	1996                                      $23,111      $68,152
	1997                                       18,866       69,104
	1998                                        8,415       23,120
     Total minimum lease commitments               50,392     $160,376
     Less amounts representing interest
       and other costs                             10,796
     Principal portion of minimum lease
       commitments at September 30, 1995          $39,596

1995 was the first year the Company acquired capital leases.
Assets recorded under capital leases (included in property in the accompanying Balance Sheet) as of September 30, 1995 are as follows:

	 Office furniture and equipment                       $50,950
	 Less accumulated depreciation                         14,246
	   Property - net                                     $36,704

The operating lease is for office space. The total rent expense for the operating lease for the year ending September 30, 1995 was $53,766.

4.  DEBT

As of September 30, 1995, Home Loan and Investment Bank of
Providence ("Home Loan") and Poly Ventures II, Limited Partnership ("Poly Ventures") held a significant portion of the Company's indebtedness.

	Note payable to Poly Ventures (1)                    $100,000
	Revolving credit to Home Loan (2)                      50,000
	Capitalized leases (see Note 3)                        39,596
	  Total debt                                          189,596
	Less current maturities on debt                       116,215
	  Total long-term debt                                $73,381

(1) The Poly Ventures notes have interest rates of 10%, are payable on demand, and require the Company to sell to Poly
Ventures a warrant for $84.89 for 8,489 shares of Aurora common stock at an exercise price of $2.36 per share if the Company did not close on the sale of additional preferred stock by January 1, 1996.

This requirement was subsequently eliminated and the note paid in full after the Company merged with Comdial
Corporation, (see Note 9).

(2) The Home Valley credit facility provides for borrowings of up to $250,000 which expires March 15, 2001 and has an interest rate of 2.75% over prime rate. The Company's indebtedness is collateralized by property, accounts receivable, the assignment of the Chief Executive Officer and President's life insurance and also the personal guarantees of the President and Treasurer. The Home Valley credit facility places restrictive covenant on shareholder's annual compensation as defined in the agreement.

This note was paid in full after the merger with Comdial
Corporation, (see Note 9).

5.  PREFERRED STOCK

On January 13, 1995 the Company and Poly Ventures entered into a preferred stock sale agreement pursuant to which Poly Ventures agreed to accept 212,176 shares of Series A 22% cumulative preferred stock for an aggregate purchase price of $500,000.

The sale also included price of $500,000 transferred warrant to purchase 125,000 shares of common stock at $2.36 per share. In the event of liquidation of the Company assets the preferred treatment to the common shareholders and would receive $2.36 per share plus 22% interest compounded annually.

6.  INCOME TAXES

The components of the income tax expense for the year ended
September 30, 1995 is as follows:

	 Current:
	   Federal                                           $-
	   State                                              -

	 Deferred:
	   Federal                                        47,029
	   State                                          15,427
	     Total income tax expense                    $62,456

The Company has net operating loss and credit carryovers of which, if not utilized, will expire as follows:
						  Net
       Expiration Dates                   Operating Losses  Tax Credits

	 1996-2000                               $-               $-
	 After 2001                          860,169           47,753
					    $860,169          $47,753

     No deferred taxes have been recognized in the accompanying balance sheet as of September 30, 1995. The components are as follows:

	 Net loss carryovers                               $198,484
	 Tax credit carryovers                               47,753
	 Income reported in different periods for financial
	   reporting and tax purposes                       (25,661)
	 Valuation allowance                               (220,576)
	   Total                                               $-

7.  BENEFITS

     The Company has a defined contribution 401(k) plan covering substantially all employees. Under the provisions of the plan, eligible employees may contribute up to 15% of their compensation as defined in the terms of the plan. The Company is not required to and did not contribute to the plan during the year ended September 30, 1995.

8.  STOCK OPTIONS AND WARRANTS

Options

The Company may grant stock options to directors, officers and employees. The options granted become exercisable ratably according to a fixed vesting schedule. Compensation expense resulting in the difference between the exercise price and stock price at the date of grant is not significant and therefore, has not been recorded. Transactions under the incentive stock option plan were as follows:

	Outstanding at September 30, 1994                     30,500
	Add (deduct):
	Granted                                               48,500
	Canceled                                             (13,500)
	Exercised                                                 -
	  Outstanding at September 30, 1995                   65,500

	Options exercisable at September 30, 1995             12,625

	Remaining shares reserved for issuance                14,500

Options outstanding at September 30, 1995 ranged in price from $0.10 to $2.36.

Warrants

The Company has outstanding 125,000 non-transferable warrants which are outstanding as a result of the sale of preferred stock to Poly Ventures in 1995. The warrants are exercisable at $2.36 per share at any time until January 13, 2002.

9.  RELATED PARTIES

The Company had sales of $145,939 to a common stock shareholder in 1995. In addition, the Company had sales of $40,222 to Comdial
Corporation (Comdial).

The Company has approximately $6,366 in payables due to various officers of the Company for reimbursement of travel related expenses and contracted services.

10. SUBSEQUENT EVENTS

On February 14, 1996, the Company and Comdial announced an agreement to merge the two companies. On March 21, 1996, the merger was consummated and Aurora became a wholly-owned subsidiary of Comdial. The agreement provided stockholders of the Company with (i) 0.15 shares of Comdial common stock and (ii) an amount in cash equal to $0.938 for each share of issued and outstanding Aurora common stock. In addition, each issued and outstanding share of Aurora preferred stock was converted into an amount in cash equal to the sum of (i) $2.91 ("Current Liquidation Preference") and (ii) an amount equal to a 22% per annum, compounded annually, rate of return on the Current Liquidation Preference from the date of the agreement to the closing. All warrants issued were canceled and retired as a part of the agreement. The Home Loan credit facility and Poly Venture notes were also retired as a part of the agreement.

Interim Financial Statements as of March 31, 1996 and for the six months then ended.
			   AURORA SYSTEMS, INC.
			     BALANCE SHEET
			     MARCH 31, 1996
			       (Unaudited)
ASSETS
Cash and cash equivalents                                $68,719
Accounts receivable                                       96,365
Other current assets                                         950
  Total current assets                                   166,034

Property, net                                             92,030
Other assets                                           3,222,027
  Total assets                                        $3,480,091

LIABILITIES
Accounts payable                                        $202,201
Accrued payroll                                           63,744
Deferred revenue                                         150,000
Current portion of long-term debt                         16,215
Other accrued liabilities                                  6,066
  Total current liabilities                              438,226

Long-term debt                                           360,605
  Total liabilities                                      798,831

Total stockholder's equity                             2,681,260

Total liabilities and stockholder's equity            $3,480,091

		See notes to interim financial statements.

			   AURORA SYSTEMS, INC.
			 STATEMENT OF OPERATIONS
	       FOR THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995
			       (Unaudited)

						  1996          1995

Net sales                                      $475,117      $899,825


Operating expenses                              926,737       865,513

Operating income (loss)                        (451,620)       34,312

Other expenses (income)                          28,891        (1,045)

Income (loss) before income taxes              (480,511)       35,357

Income tax expense                                  388            -

Net income (loss)                             $(480,899)      $35,357

   See accompanying notes to the unaudited interim financial statements.


			    AURORA SYSTEMS, INC.
			  STATEMENT OF CASH FLOWS
		FOR THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995
				 (Unaudited)

						    1996         1995

OPERATING ACTIVITIES:
Net income (loss)                               $(480,899)     $35,357
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                    25,894        6,823
  Other non-current assets                        (20,000)      (2,678)
  Changes in current assets and liabilities:
    Accounts receivable                           161,075     (346,435)
    Other current assets                             (950)        (299)
    Accounts payable                               99,282       80,490
    Accrued compensation                          (56,476)       5,152
    Production prepayments                        150,000           -
    Other current liabilities                          -         5,279

Net cash used in operating activities            (122,074)    (216,311)

INVESTING ACTIVITIES:
  Purchase of property, plant and equipment        (2,466)     (55,963)

Net cash used in investing activities              (2,466)     (55,963)

FINANCING ACTIVITIES:
  Net proceeds from issuance of preferred stock        -       459,706
  Proceeds from interco borrowings                345,308           -
  Payment on long-term debt                      (150,000)          -
  Principal payments on capital leases             (8,008)          -

Net cash provided by financing activities         187,300      459,706

Net increase in cash                               62,760      187,432

Cash beginning of year                              5,959       96,288

Cash expected at end of period                    $68,719     $283,720

 See accompanying notes to the unaudited interim financial statements.


			  AURORA SYSTEMS, INC.
		  NOTES TO INTERIM FINANCIAL STATEMENTS
			 (Dollars in thousands)
			      (Unaudited)

1. Basis of Presentation

The interim financial information presented herein as of March
31,1996 and for the six months ended March 31, 1996 and 1995 is unaudited. The financial information reflects all normal recurring adjustments.

Accounting policies followed by Aurora Systems, Inc. ("Aurora"), are described in Note 1. to the audited financial statements as of September 30, 1995. The audited financial statements for 1995 should be read in conjunction with these interim financial statements. These interim financial statements reflect the effects of the acquisition by Comdial Corporation ("Comdial"), on March 20, 1996, as described in Note 2.

2. Subsequent Events

On March 20,1996 Comdial acquired all of the assets of Aurora for approximately $3.3 million consisting of cash of $1.9 million and Comdial common stock of $1.4 million.

Aurora subsequently paid off approximately $152 of it's debt and preferred stock with the proceeds of the sale.


			  KEY VOICE TECHNOLOGIES

Audited Annual Financial Statements as of December 31, 1995 and for the year ended.

			    TABLE OF CONTENTS
							       Page

INDEPENDENT AUDITORS' REPORT                                     19

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 1995 AND 1994:

       Balance Sheets                                            20

       Statements of Income                                      21

       Statements of Stockholders' Equity                        21

       Statements of Cash Flows                                  22

       Notes to Financial Statements                             23


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Key Voice Technologies, Inc.
Sarasota, Florida

We have audited the accompanying balance sheets of Key Voice Technologies, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion. In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Richmond, Virginia
April 30, 1996


			  KEY VOICE TECHNOLOGIES
			      BALANCE SHEETS
			DECEMBER 31, 1995 AND 1994

ASSETS                                           1995            1994

Current assets:                                $318,163        $381,135
  Accounts receivable - net                   1,006,145         108,125
  Employee advances                                  -            2,802
  Inventory                                     668,943          42,408
    Total current assets                      1,993,251         534,470

Property - Net                                  500,039          42,215

Other assets                                     76,952          20,385

Total assets                                 $2,570,242        $597,070

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $470,452         $70,960
  Accrued payroll and related expenses           85,069          21,208
  Other accrued liabilities                      25,552           2,610
  Current maturities of debt                      7,863              -

    Total current liabilities                   588,936          94,778

Long-term debt                                  310,422              -

    Total liabilities                           899,358          94,778

Stockholders' equity:
  Common stock                                      200             100
  Contributed capital                            54,528              -
  Retained earnings                           1,616,156         502,192

    Total stockholders' equity                1,670,884         502,292

Total liabilities and stockholders' equity   $2,570,242        $597,070


		     See notes to financial statements.


			  KEY VOICE TECHNOLOGIES
			 STATEMENTS OF OPERATIONS
		    YEARS ENDED DECEMBER 31, 1995 AND 1994

					      1995              1994

Net sales                                 $6,233,147         $2,172,911

Cost of goods sold                         2,250,248            971,796
  Gross profit                             3,982,899          1,201,115

Operating expenses                         1,427,340            669,464

Operating income                           2,555,559            531,651

Other income (expense):
  Interest expense                           (16,740)                -
  Other income                                10,145              6,893
    Total other income (expense)              (6,595)             6,893

Net income                                $2,548,964           $538,544


		     See notes to financial statements.

			   KEY VOICE TECHNOLOGIES
		      STATEMENTS OF STOCKHOLDERS' EQUITY
		    YEARS ENDED DECEMBER 31, 1995 AND 1994

				Common Contributed  Retained
				Stock   Capital     Earnings     Total

BALANCE, JANUARY 1, 1994       $100       $-       $(36,352)    $(36,252)

  Net income                     -         -        538,544      538,544

BALANCE, DECEMBER 31, 1994      100        -        502,192      502,292

  Contribution of capital from
    International VoiceMail      -     54,528            -        54,528

  Issuance of additional shares 100        -             -           100

  Net income                     -         -      2,548,964    2,548,964

  Distributions                  -         -     (1,435,000)  (1,435,000)

BALANCE, DECEMBER 31, 1995     $200   $54,528    $1,616,156   $1,670,884


		   See notes to financial statements.


			   KEY VOICE TECHNOLOGIES
			  STATEMENTS OF CASH FLOWS
		    YEARS ENDED DECEMBER 31, 1995 AND 1994

						1995         1994

OPERATING ACTIVITIES:

Net income                                   $2,548,964     $538,544

Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                  26,542       12,430
  Gain on sale of equipment
  Changes in current assets and liabilities:
    Accounts receivable                        (898,020)     (54,881)
    Employee advances                             2,802       (2,802)
    Inventory                                  (626,535)     (41,118)
    Accounts payable                            399,492       24,908
    Accrued payroll and other related expenses   63,861       16,292
    Other accrued liabilities                    22,942        2,610
      Total adjustments                      (1,008,916)     (42,561)

  Net cash provided by operating activities   1,540,048      495,983

INVESTING ACTIVITIES:
  Purchase of property, plant and equipment    (474,933)     (34,618)

FINANCING ACTIVITIES:
  Proceeds from long-term debt                  320,784           -
  Payment on long-term debt                      (2,499)          -
  Increase in capitalized software              (66,000)     (28,000)
  Contribution of capital                        54,628           -
  Other equity changes                           22,621           -
  Loan from shareholder                              -       (82,273)
  Shareholder distributions                  (1,435,000)          -
    Net cash used in financing activities    (1,128,087)    (110,273)

NET INCREASE (DECREASE) IN CASH                 (62,972)     351,092

CASH AT BEGINNING OF YEAR                       381,135       30,043

CASH AT END OF YEAR                            $318,163     $381,135


		   See notes to financial statements.


		     KEY VOICE TECHNOLOGIES
		  NOTES TO FINANCIAL STATEMENTS
		 YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Environment - Key Voice (the "Company") is a United States ("U.S.") based manufacturer of business voice processing systems. The Company's principle customers are small to medium sized businesses throughout the U.S. and other international markets. The dynamic, high technology industry in which the Company operates is very competitive.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with Generally Accepted Accounting Principles ("GAAP") requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses; and the disclosure of contingent assets and liabilities at December 31, 1995. Actual results could differ from those estimates.

Accounts Receivable - The Company accounts for uncollectible accounts receivable under the allowance method. The allowance for doubtful accounts was $11,500 and $2,300 at December 31, 1995 and 1994, respectively.

Inventory - Inventories are stated at the lower of cost (first-in, first-out) or market.

Property/Depreciation - Depreciation is computed using the straight-line method for all buildings, land improvements, computer hardware, computer software, machinery and equipment. Expenditures for maintenance and repairs of property are charged to expense.
Improvements and renewals which extend economic lives are capitalized.

The estimated useful lives are as follows:

	 Buildings                                         30 years
	 Land improvements                                 15 years
	 Machinery and equipment                            7 years
	 Computer hardware equipment and tooling            5 years
	 Software                                           3 years

Revenue Recognition - The Company recognizes revenue from product sales upon shipment to the customer.

Expensing of Costs - All production start-up, research and development, and engineering costs are charged to expense, except for that portion of costs which relate to product software development (see "Capitalized Software Development Costs").

Capitalized Software Development Costs - In 1995 and 1994, the Company incurred costs associated with the development of software related to the Company's various products. The accounting for such software costs is in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 which requires capitalization of those costs once technological feasibility has been achieved. Costs incurred prior to achieving technological feasibility and costs incurred once the product is available for general release to customers is expensed as incurred. The Company's estimate of product life is approximately three years or more. The total amount of unamortized software development cost included in other assets is $75,667 and $19,000 at December 31, 1995 and 1994, respectively.
The amounts capitalized were $66,000 and $28,000, of which $9,333 and $7,333 were amortized in 1995 and 1994, respectively.

Income Taxes - The Company is an S-Corporation and as such does not pay federal income taxes. All income taxes are the responsibilities of the shareholders.

Fair Value - The carrying value of the Company's long-term debt approximates fair value at December 31, 1995. The carrying amount of all other assets and liabilities as reported on the balance sheet at December 31, 1995, which qualify as financial instruments, approximates fair value.

2.  PROPERTY

Property consists of the following at December 31:

					       1995             1994

	Land                                 $160,000             $-
	Buildings and improvements            266,108              -
	Machinery and equipment                58,380          32,201
	Software                               15,436           2,090
	Office furniture                       23,347          14,047
	  Less accumulated depreciation       (23,232)         (6,123)
	Property - net                       $500,039         $42,215

Depreciation expense charged to operations for the years ended
December 31, 1995 and 1994 was $17,109 and $4,997, respectively.

3.  LEASE OBLIGATIONS

The Company has various operating lease obligations. Aggregate minimum rental commitments under operating lease agreements that have initial non-cancelable lease terms in excess of one year are as follows:

	Year Ending                                     Operating
	December 31,                                      Leases

	  1996                                           $42,514
	  1997                                            42,514
	  1998                                            34,682
	   Total minimum lease commitments              $119,710

Operating leases are for office equipment and vehicles. The total rent expense for operating leases, including rentals which are cancelable on short-term notice, for the years ended December 31, 1995 and 1994 was $22,365 and $28,176, respectively.

4.  DEBT

In August 1995, the Company entered into a 20 year mortgage agreement with Northern Trust Bank of Florida ("Northern") for $318,750. The mortgage agreement provides for monthly payments of principal and interest through August 1, 2005 at an interest rate of 8.75%. On August 1, 2005 any unpaid balance will be refinanced and paid over the term of the mortgage.

The scheduled principal payments as of December 31, 1995 are as follows:

	Fiscal Years                                        Amounts

	   1996                                              $5,829
	   1997                                               6,913
	   1998                                               7,543
	   1999                                               8,230
	   2000                                               8,979
	   Thereafter                                       278,757
	     Total                                         $316,251

The Company also has a $300,000 line of credit with Northern which carries an interest rate of 0.5% over Northern's prime rate. The line of credit is secured by the Company's personal property. At December 31, 1995, the Company had outstanding borrowings under this agreement of $2,034 at an interest rate of 9.25%.

Subsequent to year-end, the line of credit was closed and the mortgage was assumed by Comdial Corporation as a result of the Company being acquired (see Note 6).

During the year, the Company had related party debt consisting of a promissory note payable to a shareholder in the amount of $142,000. Interest was payable at a rate of 10.00%, and totaled $3,183. As of December 31, 1995, the promissory note and related interest had been repaid.

5.  ACQUISITION

On February 28, 1995 the Company acquired International Voice Mail ("IVM"), Inc. IVM is a manufacturer of voice processing software and was engaged in the same industry as the Company. The acquisition was accounted for following the standards for purchase accounting as promulgated by Accounting Principles Board (APB) Opinion No. 16 "Business Combinations."

The Company acquired all of the net assets of IVM. These net assets approximated $50,000. The consideration given by the Company approximated an equal amount of the net assets acquired. This consideration consisted of 50% of the outstanding common stock of the Company and cash of $7,000. Results of operations of IVM from March 1, 1995 are included in the Company's income statement for December 31, 1995.

The Company had accounts receivable from IVM at December 31, 1994 of $4,000.

Selected unaudited pro forma financial information for the year ended December 31, 1994 is as follows:

	Sales                                             $2,582,981
	Gross Profit                                       1,546,809
	  Net Income                                         805,143


The pro forma financial information is not necessarily indicative of the operating results that would have occurred had the IVM acquisition been consummated as of January 1, 1994, nor are they necessarily indicative of future operating results.

6.  SUBSEQUENT EVENTS

Subsequent to its year-end, the Company entered into a definitive agreement regarding its acquisition by Comdial Corporation
("Comdial"). The closing date of the acquisition was March 19, 1995.

The consideration received from the acquisition aggregates approximately $19.7 million plus the net book value of certain Company accounts as of the closing date. The consideration consisted of $8.5 million in cash, $7.0 million evidenced by a promissory note, and approximately $2.2 million of Comdial's Common Stock. The remaining $2.0 million of the consideration is contingent upon the Company's performance after the acquisition, and may be paid at Comdial's option in either cash or Comdial's Common Stock.

The Company had accounts receivable from Comdial at December 31, 1995 and 1994 of $391,639 and $ -0-, respectively.



Interim Financial Statements as of March 31, 1996 and for the three months then ended.
			KEY VOICE TECHNOLOGIES, INC.
			     BALANCE SHEET
			     MARCH 31, 1996
			      (Unaudited)
ASSETS
Cash and cash equivalents                               $335,918
Accounts receivable                                    2,044,365
Inventories                                              168,700
Other current assets                                       1,000
  Total current assets                                 2,549,983

Property, net                                            508,638
Net deferred tax asset                                        -
Other assets                                          16,105,385
  Total assets                                       $19,164,006

LIABILITIES
Accounts payable                                        $548,142
Accrued payroll                                          129,886
Current portion of long-term debt                          6,475
Other accrued liabilities                                 55,317
  Total current liabilities                              739,820

Long-term debt                                           308,750
Net deferred tax liabilities                                  -
Long-term employee benefit obligations                        -
  Total liabilities                                    1,048,570

Total stockholder's equity                            18,115,436

Total liabilities and stockholder's equity           $19,164,006

	       See notes to interim financial statements.


		       KEY VOICE TECHNOLOGIES, INC.
			 STATEMENT OF OPERATIONS
	      FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
			       (Unaudited)
					 1996             1995
Net sales                             $3,727,663       $1,025,318
Cost of goods sold                     1,719,894          436,986

  Gross profit                         2,007,769          588,332

Operating expenses                       717,490          289,052

Operating income                       1,290,279          299,280

Other expenses                             2,034              121

Income before taxes                    1,288,245          299,159

Income tax expense                            -                -

Net income                            $1,288,245         $299,159

  See accompanying notes to unaudited interim financial statements.


		  KEY VOICE TECHNOLOGIES, INC.
		    STATEMENT OF CASH FLOWS
	     FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
			       (Unaudited)
						1996         1995

OPERATING ACTIVITIES:
Net income                                   $1,288,245     $299,159
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                      -            -
  Other non-current assets                           -            -
  Changes in current assets and liabilities:
    Accounts receivable                      (1,038,220)    (127,152)
    Other current assets                         (1,000)         600
    Inventory                                   500,243      (56,567)
    Accounts payable                             77,690       98,481
    Accrued payroll and other related expenses   44,817        7,423
    Other current liabilities                    29,765        2,631
    Other non-current liabilities                  (100)        (167)

Net cash provided by operating activities       901,440      224,408

INVESTING ACTIVITIES:
  Purchase of property, plant and equipment      (8,599)     (10,601)

Net cash used in investing activities            (8,599)     (10,601)


FINANCING ACTIVITIES:
  Proceeds from long-term debt                       -       267,000
  Payment on long-term debt                      (3,060)          -
  Decrease in capitalized software               75,667           -
  Other equity changes                         (297,693)          -
  Shareholder distributions                    (650,000)    (658,000)

Net cash used in financing activities          (875,086)    (391,000)

Net increase in cash                             17,755     (177,193)

Cash beginning of year                          318,163      381,135

Cash expected at end of period                 $335,918     $203,492

  See accompanying notes to the unaudited interim financial statements.


		       KEY VOICE TECHNOLOGIES, INC.
		  NOTES TO INTERIM FINANCIAL STATEMENTS
			 (Dollars in thousands)
			       (Unaudited)

1. Basis of Presentation

The interim financial information presented herein as of March 31,1996 and for the three months ended March 31, 1996 and 1995 is unaudited. The financial information reflects all normal recurring adjustments. Accounting policies followed by Key Voice Technologies, Inc. ("Key Voice") are described in Note 1. to the audited financial statements as of December 31, 1995. The audited financial statements for 1995 should be read in conjunction with these interim financial statements. These interim financial statements reflect the effects of the acquisition by Comdial Corporation ("Comdial"), on March 20, 1996.

2. Subsequent   Events

On March 20, 1996 Comdial acquired all of the assets of Key Voice for approximately $19.7 million. The acquisition was accounted for by the purchase method of accounting. The acquisition cost consisted of $8.5 million in cash, $7.0 million in a promissory note, and approximately $2.2 million in Comdial's common stock. The remaining $2.0 million is contingent upon Key Voice's performance after the acquisition, and may be paid in either cash or Comdial stock.


   (b)   Pro Forma Financial Information.

			   COMDIAL CORPORATION
		       PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma combined balance sheet and combined statement of operations give effect to the acquisitions of Key Voice Technologies, Inc. ("Key Voice") and Aurora Systems, Inc. ("Aurora"), described in item 2 of this Form 8-KA. The pro forma information is based on historical financial statements of Comdial Corporation, and the acquired companies, giving effect to the transactions under the purchase method of accounting and adjustments described in the accompanying explanatory notes to the unaudited pro forma statements. The December 31, 1995 unaudited pro forma combined balance sheet gives effect to the acquisitions as if such acquisitions had occurred on December 31, 1995. The unaudited pro forma statement of operations for the year ended December 31, 1995, gives effect to the acquisitions as if such acquisitions had occurred on January 1, 1995, the first day of the period presented.

The pro forma information has been prepared by the management of the Registrant based upon financial statements of the Registrant, Key Voice and Aurora. The pro forma financial statements use Aurora Systems Inc.'s financial statements as of September 30, 1995 and for the year then ended, as it is within 93 days of the Registrant's year-end.

These pro forma statements may not be indicative of the results that actually would have occurred if the acquisitions had occurred on January 1, 1995 or December 31, 1995. The pro forma financial statements should be read in conjunction with the financial statements and related notes of the Registrant, Key Voice and Aurora contained elsewhere herein.


			 COMDIAL CORPORATION
		       PRO FORMA BALANCE SHEET
		     YEAR ENDED DECEMBER 31, 1995
			      (Unaudited)
(Amounts in thousands)

			   Comdial Key Voice Aurora  Pro Forma Pro Forma
			   Corp.   Tech.     Systems Adjust.   Combined
ASSETS
Cash and cash equivalents $4,144     $318      $6       -       $4,468
Accounts Receivable        8,976    1,006     257       -       10,239 a.
Inventories               17,925      669      -        -       18,594
Other current assets       2,695    ___-_    __-_     __-_       2,695
  Total current assets    33,740    1,993     263       -       35,996

Property - net            13,943      500     115       -       14,558
Net deferred tax asset     6,694       -       -        -        6,694
Other assets               2,315       77       6   19,300  a.  21,698
  Total assets           $56,692   $2,570    $384  $19,300     $78,946

LIABILITIES
Accounts payable          $7,988     $470    $103       -       $8,561
Accrued payroll            1,518       85     120       -        1,723
Other accrued liabilities  5,963       34     122    2,523  b.   8,642
  Total current liab.     15,469      589     345    2,523      18,926

Long-term debt             2,844      310      73   15,478  c.  18,705
Net deferred tax liab.     2,191       -       -        -        2,191
Long-term employee benefit
  obligations              1,894       -       -        -        1,894
  Total liabilities       22,398      899     418   18,001      41,716

STOCKHOLDERS' EQUITY
Preferred stock               -        -        2       (2) d.      -
Common stock             111,625       -       10    3,600  e. 115,235
Additional paid in capital    -        -      769       -          769
Other                     (1,014)  (1,435)     -        -       (2,449)
Retained earnings,
  (accumulated deficit   (76,317)   3,106    (815)  (2,299) f. (76,325)
  Total stockholders'
    equity                34,294    1,671     (34)   1,299      37,230
  Total liabilities and
    stockholders' equity $56,692   $2,570    $384  $19,300     $78,946

  See accompanying notes to unaudited pro forma financial statements.




			  COMDIAL CORPORATION
		   PRO FORMA STATEMENT OF OPERATIONS
		      YEAR ENDED DECEMBER 31, 1995
			      (Unaudited)
(Amounts in Thousands)
								Combined
		       Comdial   Key Voice  Aurora    Pro forma Comdial
		       Corp.     Tech. l.   Inc. l.   Adjust.   Corp.
Net Sales             $94,802   $6,233     $1,295        -   $102,330
Cost of goods sold     64,027    2,250         -         -     66,277
    Gross profit       30,775    3,983      1,295        -     36,053

Operating expenses     23,484    1,450      1,832     3,586 g. 30,352
Other expenses          1,756        7          5     1,418 h.  3,186

Income before taxes and
   extraordinary item   5,535    2,526       (542)   (5,004)    2,515
Income tax expense
  ( benefit)            4,334     (101)       (62)       -      4,171

    Net income (loss)   9,869    2,425       (604)   (5,004)    6,686

Dividends on preferred
  stock                   350       -          -         -        350

Net income applicable
  to common stock      $9,519   $2,425      $(604)  $(5,004)   $6,336

Earnings per
  common share          $1.24                                   $0.75 k.

 See accompanying notes to the unaudited pro forma financial statements.



			  COMDIAL CORPORATION
	       EXPLANATORY  NOTES TO PRO FORMA INFORMATION
			 (Dollars in thousands)
			      (Unaudited)

a. Represents excess of purchase price over net assets acquired consisting of existing products of $6,516, products in development of $904, future products of $4,800 and goodwill of
$7,080 with    lives ranging form 1.5 to 8 years. These amounts
are preliminary estimates and are not expected to materially change.

b. Represents an increase in the revolver of $1,873, a payoff of $100 in debt held by Aurora and accrued acquisition costs of $750 which include bank, accounting and legal fees.

c. Represents an increase in the acquisition loan of $8,528, issuance of a note payable to the sellers of Key Voice of $7,000 and a payoff of debt held by Aurora of $50.

d.  Payoff of Aurora preferred stock.

e. Issuance of Comdial Common stock to the sellers of Key Voice and Aurora.

f. Elimination of the investment in the assets related to the acquisition of Key Voice and Aurora.

g.  Amortization of goodwill and other intangibles.

h. Additional interest expense from acquisition loans and note payable to sellers of Key Voice.

i.  To eliminate intercompany sales and cost of sales between Key
Voice and Comdial.

j. Due to Comdial's net operating losses only alternative minimum tax has been applied to net income of the acquired companies.


k. Includes shares issued to the sellers of Key Voice and Aurora for purposes of determining pro forma earnings per share.

l. These amounts represent Aurora's results of operations for the year ended Sept. 30, 1995 and Key Voice's for the year ended
December 31, 1995.


			   COMDIAL CORPORATION
		     PRO FORMA STATEMENT OF OPERATIONS
		  FOR THE THREE MONTHS ENDED MARCH 31,1996
			       (Unaudited)

(Amounts in thousands except per share data )

							       Pro Forma
							       Combined
		    Comdial   Key Voice   Aurora   Pro Forma   Comdial
		    Corp.     Tech.       Inc.     Adjust.     Corp.

Net Sales           $21,779   $3,728        $62    $(1,792) i. $23,777
Cost of goods sold   14,888    1,720         -      (1,792) i   14,816
   Gross profit       6,891    2,008         62         -        8,961

Operating expenses    6,432      716        475        891  g.   8,514

Other expenses          389        2         23        288  h.     702

Income before taxes and
  extraordinary item     70    1,290       (436)    (1,179)       (255)
Income tax - expense
  /benefit              714 j.   (50) j.     -          -          664

   Net income (loss)    784    1,240       (436)    (1,179)        409
Dividends on preferred
  stock                  -        -          -          -           -

Net income applicable
  to common stock      $784   $1,240      ($436)   ($1,179)       $409

Earnings per
  common share        $0.14                                      $0.03 k.


 See accompanying notes to the unaudited pro forma financial statements.

(c)    Exhibits.

     2.1 Stock Purchase Agreement, dated as of March 5, 1996, among Comdial Corporation, Nick Branica, and Eoin Heaney (Exhibit 2.1 to Registrant's Form 8-K filed March 25, 1996).*

     2.2 Agreement and Plan of Merger, dated as of February 14, 1996, among Comdial Corporation, Aurora Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Comdial Corporation, Aurora Systems, Inc., a Delaware corporation, Paul M. Gasparro, and Maryann P. Walsh (Exhibit 2.2 to Registrant's Form 8-K filed
	  March 25, 1996).*

     23.1 Consent of Deloitte & Touche, LLP

   *  Incorporated by reference.


			    SIGNATURES




   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


			      COMDIAL CORPORATION
			      (Registrant)

			      By:  /S/ Wayne R. Wilver
				     (Signature)

				   Wayne R. Wilver
				   Senior Vice President and
				   Chief Financial Officer



Dated:    June 3, 1996